                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 15, 2000
        ----------------------------------------------------------------


                         Frontier Financial Corporation
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Washington                 0-15540                     91-1223535
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (IRS Employer Identi-
      of incorporation)           File Number)               fication Number)

               332 SW Everett Mall Way, Everett, Washington 98204
               --------------------------------------------------
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (425) 514-0700
       ------------------------------------------------------------------


ITEM 5.  Other Events

         On March 15, 2000, Frontier Financial Corporation ("Frontier") and its wholly-owned subsidiary, Frontier Bank, entered into an Agreement and Plan of Mergers ("Agreement") with Liberty Bay Financial Corporation ("Liberty") and its wholly-owned subsidiary, North Sound Bank, pursuant to which Frontier will acquire all of the outstanding stock of Liberty. The Agreement provides that shareholders of Liberty will receive 10.5 shares of Frontier common stock for each share of Liberty common stock. Frontier will also assume all outstanding Liberty employee stock options. Frontier anticipates issuing a maximum of 2,423,904 shares of common stock in the transaction. The transaction will be accounted for using the pooling of interests method of accounting.

         Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, and approval by Liberty's shareholders. For information regarding the proposed transaction, reference is made to the press release dated March 15, 2000, which is attached hereto as
Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information And Exhibits

        (a)    Financial statements - not applicable.

        (b)    Pro forma financial information - not applicable.

        (c)    Exhibits:

               99         Press Release


                                   SIGNATURES

        Pursuant to the requirements of the security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: March 16, 2000

                                        FRONTIER FINANCIAL CORPORATION



                                        By:  /s/ Robert J. Dickson
                                             -----------------------------------
                                             Its:  Chief Executive Officer



                                       2